     As filed with the Securities and Exchange Commission on July 15, 2005
                                               Registration No. 333-106116

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          CLIFTON SAVINGS BANCORP, INC.
             (exact name of registrant as specified in its charter)

        UNITED STATES                                   20-0055422
--------------------------------              (IRS Employer Identification No.)
(State or other jurisdiction of
incorporation or organization)

                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

            CLIFTON SAVINGS BANCORP, INC. 2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                    ---------------------------------------

                                                    COPIES TO:
JOHN A. CELENTANO, JR.                              LORI M. BERESFORD, ESQ.
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER   THOMAS P. HUTTON, ESQ.
CLIFTON SAVINGS BANCORP, INC.                       SEAN P. KEHOE, ESQ.
1433 VAN HOUTEN AVENUE                              MULDOON MURPHY & AGUGGIA LLP
CLIFTON, NEW JERSEY 07015                           5101 WISCONSIN AVENUE, N.W.
(973) 473-2200                                      WASHINGTON, D.C.  20016
(Name, address, including zip code, and telephone   (202) 362-0840
number, including area code, of agent for service)

=================================================================================================
                                              Proposed
      Title of                                 Maximum         Proposed Maximum     Amount of
  Securities to be        Amount          Offering Price Per  Aggregate Offering  Registration
     Registered      to be Registered(1)        Share                Price            Fee
-------------------------------------------------------------------------------------------------
    Common Stock
   $.01 par Value    2,094,390 Shares(2)       $10.69 (3)         $22,389,030        $2,636
=================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Clifton Savings Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as restricted stock awards or upon the exercise of options to purchase shares of Clifton Savings Bancorp, Inc. common stock to be granted under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on July 12, 2005 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

CLIFTON SAVINGS BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed by Clifton Savings Bancorp, Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

      (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (File No. 000-50358), which includes the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended March 31, 2005 for Clifton Savings Bancorp, Inc. and subsidiary, together with the related notes and report of Beard Miller Company LLP, independent certified public accountants, filed with the SEC on June 14, 2005.

      (b) The description of the Registrant's common stock contained in the Registrant's Form 8- A (File No. 000-50358), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on January 13, 2004, as incorporated by reference to the Company's Form S-1 (File No. 333-106116) and declared effective on January 21, 2004.

      (c) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                   ARTICLE XI
                                 Indemnification
                                 ---------------

      The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.  EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      List of Exhibits (filed herewith unless otherwise noted):

      5.0 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
      10.0  Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan(1)
      23.1  Consent of Muldoon Murphy & Aguggia LLP
            (contained in the opinion included as Exhibit 5.0)
      23.2 Consent of Beard Miller Company LLP 24.0 Power of Attorney (contained on the signature pages).

------------------------------------
(1) Incorporated herein by reference from Appendix A contained in the Proxy Statement (SEC No. 000-50358) filed with the SEC on May 18, 2005.

ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, Clifton Savings Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clifton, New Jersey on July 15, 2005.

                           CLIFTON SAVINGS BANCORP, INC.


                           By: /s/ John A. Celentano, Jr.
                               --------------------------
                               John A. Celentano, Jr.
                               Chairman of the Board and Chief Executive Officer (principal executive officer)

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Celentano) constitutes and appoints John A. Celentano and Mr. Celentano hereby constitutes and appoints Ms. Piano, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                            Title                           Date
     ----                            -----                           ----

/s/ John A. Celentano, Jr.    Chairman of the Board and           July 15, 2005
--------------------------    Chief Executive Officer
John A. Celentano, Jr.        (principal executive officer)



/s/ Christine R. Piano        Chief Financial Officer and         July 15, 2005
----------------------        Treasurer
Christine R. Piano            (principal accounting and
                              financial officer)

/s Frank J. Hahofer           Director                            July 15, 2005
-------------------
Frank J. Hahofer



/s/ Thomas A. Miller          Director                            July 15, 2005
--------------------
Thomas A. Miller



                              Director
------------------
John H. Peto



/s/ Raymond L. Sisco          Director                            July 15, 2005
--------------------
Raymond L. Sisco



/s/ Joseph C. Smith           Director                            July 15, 2005
-------------------
Joseph C. Smith



/s/ John Stokes               Director                            July 15, 2005
-----------------
John Stokes



                                  EXHIBIT INDEX
                                  -------------

                                                                                            Sequentially
                                                                                              Numbered
                                                                                                Page
   Exhibit No.     Description                           Method of Filing                     Location
---------------    ----------------------------------    -------------------------------    ------------
     5.0           Opinion of Muldoon Murphy &           Filed herewith.
                   Aguggia LLP

    10.0           Clifton Savings Bancorp, Inc. 2005    Incorporated by reference.
                   Equity Incentive Plan

    23.1           Consent of Muldoon Murphy &           Contained in the opinion
                   Aguggia LLP                           included as Exhibit 5.0.

    23.2           Consent of Beard Miller Company       Filed herewith.
                   LLP

    24.0           Power of Attorney                     Located on the signature page.

